BBQ Holdings, Inc. Reports Results for Second Quarter 2021

Updates Revenue and Earnings Guidance for 2021

MINNEAPOLIS, August 16, 2021 – BBQ Holdings, Inc. (NASDAQ: BBQ) (the “Company”), an innovating global owner and operator of restaurants, today reported financial results for the second fiscal quarter ended July 4, 2021.

Second Quarter 2021 Highlights:

Financial:

●	Net income of $15.8mm, which includes loan forgiveness of $14.1mm.
●	Adjusted EBITDA, a non-GAAP measure, was $5.1mm vs. a loss of $1.1mm second quarter 2020.
●	Combined brands restaurant level margins of 12.7% vs 0.4% last year.

Growth:

●	Purchased Village Inn, 114 franchise and 21 corporate restaurants, and 12 Bakers Square corporate restaurants.
●	Purchased 4 Famous Dave’s franchise restaurants in Nashville and Kentucky.
●	Famous Dave’s franchisee opened its first line-serve restaurant in Las Vegas, NV in August 2021.

Sales:

●	Company-owned Famous Dave’s 2021 second quarter SSS increased 35.2% compared to second quarter of 2020.
●	Company-owned Famous Dave’s 2021 second quarter SSS increased 14.5% compared to second quarter of 2019.
●	Franchise-operated Famous Dave’s SSS increased 42.7% in the second quarter 2021 compared to second quarter 2020.
●	Franchise-operated Famous Dave’s SSS increased 4.4% in the second quarter 2021 compared to second quarter 2019.

●	Granite City second quarter SSS increased 138.6% compared to second quarter 2020.
●	Granite City second quarter SSS decreased 10.4% compared to second quarter 2019.

Updated 2021 Guidance:

Based on the results to date through the second quarter 2021, and including the uncertainty related to COVID-19, the Company has updated its 2021 guidance as follows:

●	Net Revenue from $180 - $185mm to $183 - $188mm
●	Net Income from $5.1 - $5.5mm to $20.6 - $21.0mm
●	Cash EBITDA from $13.5 - $14mm to $14.5 - $15mm

Executive Comments

Jeff Crivello, CEO, commented, “This quarter was marked by some momentous events that have positioned the Company for tremendous growth. Without question we saw our team execute at a high level to drive our four growth initiatives; operational improvements, organic new units, filling the latent capacity of our current restaurants, and accretive M&A. With the recently completed acquisition of Village Inn and Bakers Square, we look forward to working collaboratively to improve, reinvigorate, and leverage our infrastructure as a launch pad for growth. Our ability to drive cash flow throughout the year has been a huge step towards building a very strong balance sheet.

Key Operating Metrics

	Three Months Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Restaurant count:
Franchise-operated	100	95	100	95
Company-owned	47	50	47	50
Total	147	145	147	145
Same store net restaurant sales %:
Franchise-operated	42.7%	(31.5)%	29.6%	(22.7)%
Company-owned	65.6%	(22.9)%	45.5%	(11.5)%
Total	51.0%	(30.0)%	34.7%	(20.6)%

(in thousands, expect per share data)

System-wide restaurant sales(1)	$104,531	$88,315	$138,134	$109,018

Net income attributable to shareholders	$15,786	$(6,252)	$16,585	$7,455

Net (loss) income attributable to shareholders, per diluted share	$1.64	$(0.68)	$1.73	$0.82

Adjusted EBITDA(2)	$5,104	$(1,070)	$8,224	$(1,527)

(1)	System-wide restaurant sales include sales for all Company-owned and franchise-operated restaurants, as reported by franchisees. Restaurant sales for franchise-operated restaurants are not revenues of the Company and are not included in the Company’s consolidated financial statements.
(2)	Adjusted EBITDA is a non-GAAP measures. A reconciliation of all non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying financial tables. See “Non-GAAP Reconciliation.”

Second Quarter 2021 Review

Total revenue for the second quarter of 2021 was $45.5 million, up 64.0% from the second quarter of 2020. The increase in year-over-year restaurant net sales for the quarter ended July 4, 2021 was driven primarily by the easing of dining restrictions in the second quarter of 2021.

To-go sales, which were 49.1% of our same store sales at Company-owned Famous Dave’s restaurants, decreased 16.4% in the second quarter of fiscal 2021 compared to the prior year period. This decrease in same store sales was more than offset by an increase of 240.9% and 205.4% of our dine-in and catering sales, respectively. The increase in dine-in sales was due to our dining rooms being open in the second quarter of 2021 and the easing of restrictions on group gathering contributed to our increase in catering sales. In the second quarter of 2021, dine-in same store sales at our Granite City restaurants increased 197.8% over the second quarter of 2020 due to the opening of our dining rooms.

Restaurant-level operating margin, as a percentage of restaurant net sales, for Company-owned restaurants was 12.7% in the second quarter of fiscal 2021 compared to 0.4% in the second quarter of fiscal 2020. This increase in restaurant-level operating margin was primarily a result of the reduction of labor and food costs as our restaurant operators adjusted to the increase in to-go sales and reduction of dine-in customers because of COVID-19 concerns. General and administrative expenses for the quarter ended July 4, 2021 and June 28, 2020 represented approximately 9.6% and 13.7% of total revenues, respectively. The decrease in general and administrative expenses as a percentage of revenue in the second quarter of 2021 was due primarily to the increase in the revenue base with the easing of COVID-19 government-mandated restrictions which were in place during the second quarter of 2020.

Net income attributable to shareholders was approximately $15.8 million, or $1.70 per share, in the second quarter of fiscal 2021 compared to net loss of $6.3 million, or $0.68 per share, in the second quarter of fiscal 2020. Of the $15.8 million of net income, $14.1 million was related to the gain on the forgiveness of our PPP loans. Adjusted EBITDA, a non-GAAP measure, was approximately $5.1 million, or $0.55 per share, compared to adjusted EBITDA of approximately $(1.1) or $(0.12) per share, in the second quarter of fiscal 2020. A reconciliation between adjusted EBITDA and its most directly comparable GAAP measure is included in the accompanying financial tables.

About BBQ Holdings

BBQ Holdings, Inc. (NASDAQ: BBQ) is a national restaurant company engaged in the ownership and operation of casual and fast dining restaurants. As of August 13, 2021, BBQ Holdings had six brands with 299 locations in three countries including 85 Company owned locations and 214 franchised locations. In addition to these locations, the Company opened eight Company-owned Famous Dave’s ghost kitchens operating within its Granite City locations, and 17 Famous Dave’s franchisee ghost kitchens operating out of the kitchen of another restaurant location or a shared kitchen space. While BBQ Holdings continues to diversify its ownership in the restaurant community, it was founded with the principle of combining the “art and science” of barbecue to serve up the very best of the best to barbecue lovers everywhere. BBQ Holdings, through partnerships, has extended Travis Clark’s award-winning line of barbecue sauces, rubs and seasonings into the retail market. Along with a wide variety of BBQ favorites served at their BBQ restaurants, BBQ Holdings newest addition, Granite City Food and Brewery, offers award winning craft beer and a made-from-scratch, chef driven menu featuring contemporary American cuisine. Village Inn and Bakers Square are the most recent additions to the company and add a legendary Family Dining element to BBQ Holdings.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses non-GAAP measures including those indicated below. These non-GAAP measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements and are subject to inherent limitations. By providing non-GAAP measures, together with a reconciliation to the most comparable GAAP measure, the Company believes that it is enhancing investors’ understanding of the Company’s business and results of operations. These measures are not intended to be considered in isolation of, as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. The non-GAAP measures presented may be different from the measures used by other companies. The Company urges investors to review the reconciliation of its non-GAAP measures to the most directly comparable GAAP measure, included in the accompanying financial tables.

Adjusted EBITDA is net income (loss), plus asset impairment, estimated lease termination charges and other closing costs, settlement agreements, depreciation and amortization, interest expense, net, net (loss) gain on disposal of equipment, stock-based compensation, severance, acquisition costs, COVID-19-related expense and provision (benefit) for income taxes.

Forward-Looking Statements

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of the Company’s restaurant openings, the timing of refreshes and the timing or success of refranchising plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from expected results. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from the Company’s expectation include the impact of the COVID-19 virus pandemic, financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the Company’s SEC reports.

Contact:Jeff Crivello – Chief Executive Officer
jeff.crivello@bbq-holdings.com

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Revenue:
Restaurant sales, net	$41,205	$24,989	$74,808	$45,692
Franchise royalty and fee revenue	2,946	1,951	5,320	4,475
Franchisee national advertising fund contributions	421	242	749	524
Licensing and other revenue	948	580	1,962	926
Total revenue	45,520	27,762	82,839	51,617

Costs and expenses:
Food and beverage costs	11,932	7,717	21,989	14,471
Labor and benefits costs	12,429	8,066	22,683	15,787
Operating expenses	11,594	9,104	21,843	15,730
Depreciation and amortization expenses	1,433	1,378	2,985	2,423
General and administrative expenses	4,544	3,803	8,582	6,835
National advertising fund expenses	421	242	749	524
Asset impairment, estimated lease termination charges and other closing costs, net	25	4,779	37	4,952
Pre-opening expenses	92	2	120	27
Gain on disposal of property, net	143	(100)	135	(577)
Total costs and expenses	42,613	34,991	79,123	60,172

Income (loss) from operations	2,907	(7,229)	3,716	(8,555)

Other income (expense):
Interest expense	(261)	(237)	(315)	(356)
Interest income	74	59	98	102
Gain upon debt extinguishment	14,109	—	14,109	—
Gain on bargain purchase	—	(689)	—	13,675
Total other income (expense) income	13,922	(867)	13,892	13,421

Income (loss) before income taxes	16,829	(8,096)	17,608	4,866

Income tax (expense) benefit	(399)	1,897	(481)	2,246

Net income (loss)	16,430	(6,199)	17,127	7,112
Net (income) loss attributable to non-controlling interest	(644)	(53)	(542)	343
Net income (loss) attributable to shareholders	$15,786	$(6,252)	$16,585	$7,455

Income (loss) per common share:
Basic net income (loss) per share attributable to shareholders	$1.70	$(0.68)	$1.79	$0.82
Diluted net income (loss) per share attributable to shareholders	$1.64	$(0.68)	$1.73	$0.82
Weighted average shares outstanding - basic	9,304	9,138	9,256	9,132
Weighted average shares outstanding - diluted	9,615	9,138	9,567	9,132

BBQ HOLDINGS, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Food and beverage costs(1)	29.0%	30.9%	29.4%	31.7%
Labor and benefits costs(1)	30.2%	32.3%	30.3%	34.6%
Operating expenses(1)	28.1%	36.4%	29.2%	34.4%
Restaurant level operating margin(1)(2)	12.7%	0.4%	11.1%	(0.6)%
Depreciation and amortization expenses(3)	3.1%	5.0%	3.6%	4.7%
General and administrative expenses(3)	10.0%	13.7%	10.4%	13.2%
Income (loss) from operations(3)	6.4%	(26.0)%	4.5%	(16.6)%

(1)	As a percentage of restaurant sales, net
(2)	Restaurant level margins are equal to restaurant sales, net, less restaurant level food and beverage costs, labor and benefit costs, and operating expense.
(3)	As a percentage of total revenue

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

ASSETS
Current assets:	July 4, 2021	January 3, 2021
Cash and cash equivalents	$38,358	$18,101
Restricted cash	824	1,502
Accounts receivable, net of allowance for doubtful accounts of $259,000 and $132,000, respectively	4,966	4,823
Inventories	2,433	2,271
Prepaid expenses and other current assets	2,881	1,252
Assets held for sale	1,024	1,070
Total current assets	50,486	29,019

Property, equipment and leasehold improvements, net	31,112	32,389

Other assets:
Operating lease right-of-use assets	60,787	61,634
Goodwill	601	601
Intangible assets, net	9,733	9,967
Deferred tax asset, net	4,623	4,934
Other assets	1,660	1,724
	$159,002	$140,268

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,050	$6,385
Current portion of lease liabilities	6,844	6,185
Current portion of long-term debt	2,165	2,111
Accrued compensation and benefits	6,313	2,390
Other current liabilities	8,814	9,766
Total current liabilities	31,186	26,837

Long-term liabilities:
Lease liabilities, less current portion	61,839	63,105
Long-term debt, less current portion	7,131	22,169
Other liabilities	1,376	1,224
Total liabilities	101,532	113,335

Shareholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized, 10,357 and 9,307 shares issued and outstanding at July 4, 2021 and January 3, 2021, respectively	104	93
Additional paid-in capital	22,147	8,748
Retained earnings	35,955	19,370
Total shareholders’ equity	58,206	28,211
Non-controlling interest	(736)	(1,278)
Total equity	57,470	26,933
	$159,002	$140,268

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	July 4, 2021	June 28, 2020
Cash flows from operating activities:
Net income	$17,127	$7,112
Adjustments to reconcile net income to cash flows provided by operations:
Depreciation and amortization	2,985	2,423
Stock-based compensation	638	248
Net gain on disposal	135	(577)
Asset impairment, estimated lease termination charges and other closing costs, net	—	4,710
Gain on forgiveness of debt	(14,109)	—
Gain on bargain purchase	—	(13,675)
Deferred income taxes	481	(2,295)
Other non-cash items	168	547
Changes in operating assets and liabilities:
Accounts receivable, net	(188)	(240)
Prepaid expenses and other current assets	(2,479)	(1,991)
Accounts payable	665	2,292
Accrued and other liabilities	3,461	964
Cash flows provided by (used for) operating activities	8,884	(482)

Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(1,114)	(2,000)
Payments for acquired restaurants	—	(4,952)
Transfer from HFS	46	—
Payments received on note receivable	23	12
Cash flows provided by (used for) investing activities	(1,045)	(6,940)

Cash flows from financing activities:
Proceeds from long-term debt	—	22,058
Payments for debt issuance costs	10	(45)
Payments on long-term debt	(1,042)	—
Proceeds from sale of common stock, net of offering costs	12,462	—
Proceeds from exercise of stock options	310	—
Cash (used for) provided by financing activities	11,740	22,013

Increase in cash, cash equivalents and restricted cash	19,579	14,591
Cash, cash equivalents and restricted cash, beginning of period	19,603	6,086
Cash, cash equivalents and restricted cash, end of period	$39,182	$20,677

BBQ HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
(dollars in thousands)	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Net income	$16,430	$(6,199)	$17,127	$7,112
Asset impairment and estimated lease termination charges and other closing costs	25	4,779	37	4,952
Depreciation and amortization	1,433	1,378	2,985	2,423
Interest expense, net	187	178	217	254
Net (gain) loss on disposal of equipment	143	(100)	135	(577)
Stock-based compensation	320	131	638	137
Acquisition costs	184	249	184	(62)
Pre-opening costs	92	2	120	27
Severance	—	10	—	28
Gain on debt forgiveness	(14,109)	—	(14,109)	—
Gain on bargain purchase	—	(689)	—	(13,675)
Provision for income taxes	399	(1,897)	481	(2,246)
COVID-19-related expense (1)	—	—	409	—
Adjusted EBITDA	$5,104	$(2,158)	$8,224	$(1,627)
(1)	COVID-19 expenses consisted primarily of cleaning and sanitation supplies, payments to employees for unemployment related costs, inventory waste, rent and rent-related costs for limited-operations restaurants from the day that the restaurant dining room partially or fully closed.

	Cash EBITDA Guidance Range
(dollars in thousands)	FY 2021	FY 2021
Net income	$20,592	$20,971
Asset Impairment	35	35
Depreciation and amortization	5,591	5,684
Interest expense, net	200	204
Net (gain) loss on disposal	124	127
Stock-based compensation	1,096	1,117
Acquisition costs	169	172
Pre-opening costs	110	113
Severance	5	5
Gain upon debt extinguishment	(14,109)	(14,109)
Provision for income tax	441	450
Non-cash rent	240	245
Cash EBITDA	$14,494	$15,013